UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2008, Nanogen, Inc. (the “Company”) entered into a Consent and Agreement (the “Consent”) with certain holders of the Company’s (i) 6.25% Senior Convertible Notes, (ii) Amended and Restated Senior Secured Convertible Notes, (iii) 9.75% Senior Secured Convertible Notes and (iv) Senior Secured Convertible Bridge Notes (all classes of such notes collectively, the “Notes”) representing at least 66.67% of the aggregate principal amount of each class of the Notes then outstanding. Pursuant to the Consent, such holders waived compliance by the Company of a milestone covenant (“Proxy Milestone”) under the Notes that requires the Company to complete and file a preliminary proxy statement by November 15, 2008 relating to its proposed business combination with Financiére Elitech S.A.S (the “Business Combination”).

As previously disclosed in a Form 8-K filed on August 15, 2008, the Company’s obligations to make interest and principal payments under the Notes, including certain mandatory monthly and quarterly redemption payments and late charges, are deferred so long as the Company satisfies certain milestones related to the Business Combination by certain dates, including the Proxy Milestone which is the only milestone waived pursuant to the Consent. Under the Notes, holders of at least 66.67% of each class of the Notes may waive compliance with any milestone. Holders of Notes agreed to waive compliance of the Proxy Milestone in order to provide the Company with additional time to prepare and file the preliminary proxy statement for the Business Combination. A list of all milestone events can be found on Schedule I attached to the Amended and Restated Senior Secured Convertible Notes filed with the August 14, 2008 Form 8-K.

The foregoing is a summary description of certain terms of the Consent. It is qualified in its entirety by the text of a copy of such document attached as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following document is filed as an exhibit to this report:

10.1	Form of Consent and Agreement dated as of November 14, 2008 between the Company and each holder thereto.

Additional Information

The proposed business combination between Nanogen, Inc. (“Nanogen”) and Elitech (the “Business Combination”) will be submitted to the stockholders of Nanogen for their consideration, and Nanogen will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed Business Combination when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Nanogen, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Nanogen’s website (http://www.nanogen.com). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to: Investor Relations at 858-410-4600 or via email to: info@nanogen.com.

Nanogen, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Nanogen in connection with the proposed Business Combination. Information about the directors and executive officers of Nanogen and their ownership of Nanogen common stock is set forth in the proxy statement, dated May 13, 2008, for Nanogen’s annual meeting of stockholders, as filed with the SEC on a Schedule 14, and in Nanogen’s annual report on Form 10-K, as amended on Form 10-K/A, filed with the SEC on March 31, 2008 and April 29, 2008, respectively. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed Business Combination may be obtained by reading the proxy statement /prospectus regarding the proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: November 18, 2008	By:	/s/ Nicholas Venuto
	Name:	Nicholas Venuto
	Title:	Chief Financial Officer